Exhibit 10.83
AGREEMENT TO PURCHASE PROMISSORY NOTE

This Agreement is between XFone, Inc. (XFone”) and the undersigned creditor (“Creditor”) of I-55 Telecommunications, LLC (“Telecom”) and is effective as of October 31, 2005.

WHEREAS, XFone, Xfone USA, Inc., a wholly-owned subsidiary of XFone, and Telecom have entered into an Agreement and Plan of Merger dated as of August 26, 2005 (the “Merger Agreement”); and

WHEREAS, the Merger Agreement provides Xfone USA, Inc. and Telcom will enter into a Management Services Agreement (the “Management Agreement”); and

WHEREAS, the effective date of the Management Agreement shall be referred to herein as the “Management Date”; and

WHEREAS, Creditor is the holder of a promissory note dated February 3, 2006 from Telecom in the aggregate principal amount of $76,782.02 (the “Promissory Note”).

NOW THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Terms defined in the Merger Agreement shall have the same meaning when used herein.

2. Purchase of Promissory Note. Creditor agrees to sell and assign the Promissory Note to XFone and XFone agrees to the purchase the Promissory Note on the terms and conditions set forth herein.

3. Consideration. As consideration, XFone shall issue to Creditor a number of shares of restricted XFone common stock (the “XFone Common Stock”), with a value equal to the outstanding principal balance of the Promissory Note of the Creditor determined using the weighted average price of the XFone common stock as reported on the website of the American Stock Exchange for the ten (10) trading days preceding the trading date immediately prior to the Management Date, and warrants for one-half the number of XFone stock issued for the purchase of the Promissory Note. The warrants shall have a term of five (5) years, a strike price that is 10% above the weighted average price of the XFone common stock as reported for the ten (10) trading days preceding the trading date immediately prior to Management Date and the XFone common stock into which the warrants are convertible shall be restricted stock. The XFone Common Stock and the XFone warrants are referred to together as the “XFone Securities.”

4. Closing Date. The purchase of the Promissory Note shall be consummated on the Closing Date as defined in the Merger Agreement, unless XFone, in his sole discretion, elects to consummate the purchase on an earlier date.

5. Termination. If the Merger Agreement terminates without consummation of the Merger prior to the purchase of the Promissory Note by XFone, this Agreement shall terminate, and neither party shall have any further obligations hereunder.

6. General Representations. Creditor hereby represents and warrants as follows:

(a) Creditor has full power and authority to enter into this Agreement and to sell and deliver the Promissory Note on the terms as provided herein.

(b) There is no legal impairment which prevents Creditor from selling, conveying, assigning and transferring the Promissory Note and all rights thereunder to XFone.

(c) Creditor has good and marketable title to the Promissory Note subject to no existing mortgage, pledge, lien, security interest, encumbrance, restriction or any other type of charge or lien whatsoever.

(d) Except for the Promissory Note there are no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether due to become payable and regardless of when or by whom asserted) owed by Telecom to Creditor.

7. Investment Representations. Creditor represents that:

(a) Creditor has received a copies of XFone Annual Report on Form 10-KSB and Quarterly Report on Form 10QSB for the quarter ending June 30, 2005.

(b) Creditor has such knowledge and experience in business and financial matters, or competent professional advice concerning XFone, and Creditor is capable of evaluating the merits and risks of the prospective investment in XFone and is able to bear the substantial economic risks of the investment and can afford the complete loss of the investment.

(c) Creditor has had and continues to have the opportunity to obtain from XFone any additional information, to the extent possessed or obtainable without unreasonable effort and expense, necessary to evaluate the merits and risks of this proposed investment and Creditor has concluded, based on the information presented to Creditor, Creditor’s own understanding of investments of this nature and of this investment in particular, and the advice of such consultants as Creditor has deemed appropriate, that Creditor wishes to acquire XFone Securities as indicated above.

(d) Creditor is an "Accredited Investor" as defined in Securities and Exchange Commission Rule 501.

(e) Creditor understands that the XFone Securities being acquired hereby have not been registered under the Securities Act, or under the Blue Sky or other securities laws of certain states, and, therefore, that Creditor must bear the economic risk of the investment for an indefinite period of time as the XFone Securities cannot be sold or offered for sale unless the XFone Securities are subsequently so registered or an exemption from registration is available.

(f) Creditor understands that the certificate evidencing the XFone Securities will bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN SALE RESTRICTIONS AS PROVIDED IN THAT CERTAIN AGREEMENT TO PURCHASE PROMISSORY NOTE DATED AS OF OCTOBER 31, 2005.

(g) Creditor understands that the records of the transfer agent for XFone common stock will indicate the restrictions on transferability and sale noted above and stop transfer instructions have been or will be placed with respect to the stock so as to restrict the transfer thereof.

(h) Creditor is the sole party in interest in Creditor’s participation and in this Agreement and is acquiring the XFone common stock solely for investment for Creditor’s own account; Creditor has no present agreement, understanding, intent or arrangement to subdivide, sell, assign or transfer any part or all of the stock, or any interest therein, to any other person. Creditor further represents that it has sufficient and adequate means to provide for Creditor’s current needs and personal contingencies and has no need for liquidity with respect to Creditor’s investment in XFone.

8. No Further Claims. Creditor does hereby acknowledge and agree upon consummation of the purchase of the Promissory Note, Creditor shall have no further claims relating to or under the Promissory Note against the maker of the Promissory Note and any such claims which may have existed or may exist in the future under the Promissory Note shall be assigned to XFone upon purchase of the Promissory Note.

9. Registration Rights. For a period of one year from the date of insurance of the XFone Common Stock to Creditor, if XFone registers any shares of its common stock with the Securities and Exchange Commission (“SEC”) for sale in a secondary offering, then XFone will register the XFone Common Stock issued to Creditor under this Agreement with the SEC at XFone’s expense.

10. Shareholder's Post Closing Sale Restrictions. The Creditor agrees that the total shares of common stock of XFone sold by him/her in any one month period shall not exceed 1,350 shares. The Creditor agrees that this XFone common stock sales restriction shall apply to any XFone common stock owned as a result of this Agreement but not to any other XFone stock owned by Creditor.

11. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(i) if to XFone, Inc., to:

XFone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom USA
Attention:	Guy Nissenson
Telephone:	+44 208-446-9494
Facsimile:	+44 208-446-7010
Email:  guy@xfone.com

and

Xfone USA, Inc.
2506 Lakeland Drive
Suite 100
Jackson, Mississippi 39232
Attention:	Wade Spooner
Telephone:	601-420-6500
Facsimile:	509-271-7741
Email:  wspooner@expetel.com

and

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email:	gjacobs@watkinsludlam.com

(ii) if to the Creditor, to:

Danny Acosta
C-1 Fairway View, #2
Hammond, LA 70401

(b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall be considered one and the same agreement.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof.

(d) Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

CREDITOR:

/s/ Danny Acosta
Danny Acosta

XFONE:

XFone, Inc.

By: /s/ Guy Nissenson
Guy Nissenson, President